SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2004

DrugMax, Inc.

(Exact name of registrant as specified in its charter)

STATE OF NEVADA	1-15445	34-1755390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032

(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 676-1222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2004, for an aggregate purchase price of $17 million, DrugMax, Inc. (the “Company”) sold to certain qualified institutional buyers and accredited investors an aggregate of 17,000 shares of series A convertible redeemable preferred stock (the “Series A Stock”), which shares are convertible into an aggregate of 4,594,591 shares of the Company’s common stock, based upon an initial conversion price of $3.70 per share. In addition, the investors received warrants to purchase an aggregate of 1,378,374 shares of common stock of the Company. Midsummer Investment, Ltd. acted as the lead investor in the private placement. First Albany Capital served as the lead placement agent for the transaction and the Maxim Group, LLC served as co-agent.

The securities were sold pursuant to a securities purchase agreement, which was executed on December 2, 2004, a copy of which is being filed as an exhibit to this report on Form 8-K. Also attached as exhibits are the certificate of designation creating the Series A Stock, the form of warrant issued to the investors and the registration rights agreement that the Company delivered to each investor at the closing. The following summary is qualified in its entirety by reference to the securities purchase agreement, certificate of designation, form of warrant and registration rights agreement attached hereto.

The Series A Stock was created through the adoption and filing of a certificate of designation, in the form attached to this report, with the Secretary of State of Nevada. According to the certificate of designation, Holders of the Series A Stock are entitled to receive cumulative dividends, before any dividends are paid to the common stockholders, at the rate per share of 7% per annum until the fourth anniversary, 9% per annum from the fourth anniversary of the closing until the fifth anniversary, 11% per annum from the fifth anniversary of the closing until the sixth anniversary and 14% per annum thereafter. Except as provided in the certificate of designation, the shares of Series A Stock do not have any voting rights. The holders of the Series A Stock may at their option, from time to time, convert their shares into shares of Common Stock. The Preferred Stock is convertible into an aggregate of 4,594,591 shares of common stock of the Company, based upon an initial conversion price of $3.70 per share. The conversion price is subject to anti-dilution adjustment pursuant to the certificate of designation. Further, if the Company meets certain equity conditions set forth in the certificate of designation, the Company may at its option force the holders to convert their Series A Stock, subject to the terms of the certificate of designation, at the then applicable conversion price. Furthermore, after the fourth anniversary of the closing, provided the Company has satisfied the equity conditions set forth in the certificate of designation, the Company may at its option redeem the Series A Stock. If the redemption date occurs following the fourth anniversary of the closing but prior to the fifth anniversary, the redemption price shall be $1,200 per share plus all accrued and unpaid dividends, all liquidated damages and other amounts due in respect of the Series A Stock. If the redemption date occurs on or following the fifth anniversary of the closing but prior to the sixth anniversary, the redemption price shall be $1,100 per share plus all accrued and unpaid dividends, all liquidated damages and other amounts due in respect of the Series A Stock. If the redemption date occurs on or following the sixth anniversary of the closing, the redemption price shall be $1,050, plus all accrued and unpaid dividends, all liquidated damages and other amounts due in respect of the Series A Stock. Pursuant to the certificate of designation, upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series A Stock shall be entitled to receive out of the assets of the Company, $1,000 for each share of Series A Stock plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any junior securities, including the common stock.

As set forth in the attached warrant, the exercise price of the warrant is $4.25 per share, the warrants are exercisable into common stock of the Company and the warrants expire on the fifth anniversary of the closing.

Pursuant to the registration agreement, the Company has agreed to register the resale of the shares of common stock issuable upon the conversion of the Series A Stock and the exercise of the warrants. Subject to the terms of the Registration Rights Agreement, the Company is required to file the registration statement with the Securities and Exchange Commission within 30 days of the closing, which occurred on December 2, 2004, to use its best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933 (the “Act”) as promptly as possible after the filing thereof, and to use its best efforts to keep the registration statement continuously effective under the Act until all the registrable securities covered by the registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k).

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The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The aggregate underwriting discounts and/or commissions payable in connection with the private placement is $921,000.

Item 3.02 Unregistered Sales of Equity Securities.

On December 2, 2004, for an aggregate purchase price of $17 million, DrugMax, Inc. (the “Company”) sold an aggregate of 17,000 shares of Series A Convertible Redeemable Preferred Stock (the “Series A Stock”) and warrants to purchase an aggregate of 1,378,378 shares of Common Stock of the Company to certain qualified institutional buyers and accredited investors. For a summary of the private placement of Series A Stock and warrants, see Item 1.01.

Item 3.03 Material Change to Rights of Security Holders.

On December 2, 2004, in connection with the sale and issuance of the Series A Stock and warrants, the Company amended its Restated Articles of Incorporation, by filing a certificate of designation, in the form attached to this report. For a summary of the certificate of designation, see Item 1.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On December 2, 2004, in connection with the sale and issuance of the Series A Stock and warrants, the Company amended its Restated Articles of Incorporation, by filing a certificate of designation, in the form attached to this report. For a summary of the certificate of designation, see Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DRUGMAX, INC.

By:	/s/ Edgardo Mercadante
Edgardo Mercadante, Chief Executive Officer

Dated: December 8, 2004

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Certificate of Designation

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

10.3	Form of Warrant

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